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                                                                    Exhibit 11.1


                       SECURITY CAPITAL INDUSTRIAL TRUST

                        FULLY DILUTED EARNINGS PER SHARE

                     (in thousands, except per share data)
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

                                                         Years Ended December 31,
                                                 -------------------------------------
                                                   1997         1996          1995
                                                 -------------------------------------
Reconciliation of net earnings per basic
 earnings per share computation to amount
 used for diluted computation:
    Net earnings per Statement of
     Operations                                  $   4,431     $  53,460     $  42,015
    Add: minority interest                              --            --         3,331
                                                 ---------     ---------     ---------

          Net earnings, as adjusted              $   4,431     $  53,460     $  45,346
                                                 =========     =========     =========


Reconciliation of weighted average number
 of shares outstanding per basic earnings
 per share computation to amount used
 for diluted computation:
    Weighted average number of shares
     outstanding per basic earnings
      per share computation                        100,729        84,504        68,924
    Add: Incremental options and
     warrants as if exercised at the
     beginning of the period indicated
     or date of issuance, whichever is later           140             7            13
    Add: Weighted average effect of
     conversion of partnership
     units into SCI common shares as if
      converted at the beginning of the
      period indicated or date of issuance,
      whichever is later                                --            --         5,485
                                                 ---------     ---------     ---------
          Weighted average number of
           shares, as adjusted                     100,869        84,511        74,422
                                                 =========     =========     =========
  Basic earnings per share                       $    0.04     $    0.63     $    0.61
                                                 =========     =========     =========
Diluted earnings per share                       $    0.04     $    0.63     $    0.61
                                                 =========     =========     =========
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